AMENDED AND RESTATED
                        LIMITED PARTNERSHIP AGREEMENT
                                     OF
                             AIR PARTNERS, L.P.

     This Amended and Restated Limited Partnership Agreement ("Agreement") of Air Partners, L.P. is made and entered into effective as of the 9th day of November, 1992 (the "Effective Date"), by and among 1992 Air GP, a Texas general partnership ("1992 Air") and Air II General, Inc., a Texas corporation ("Air II") as the general partners, and each person executing a counterpart signature page under the heading "Limited Partner Signature Page" (each, a "Limited Partner" and collectively, the "Limited Partners") and James G. Coulter, Nominee ("Coulter, Nominee") as withdrawing nominee limited partner. 1992 Air, Inc., a Texas corporation ("Air Inc."), David Bonderman, and James
G. Coulter are also executing this Agreement solely with respect to the covenants contained in Sections 7.01(e), (f), and (g).

                                  RECITALS

     A. Air Inc. and Coulter, Nominee formed Air Partners, L.P. (the "Partnership") pursuant to that certain Limited Partnership Agreement (the "Original Agreement") dated as of August 19, 1992.

     B. Air Inc. hereby transfers its interest in the Partnership to 1992 Air; 1992 Air is hereby admitted as the general partner of the Partnership; Air Inc. hereby withdraws as the general partner of the Partnership; and the partners hereby agree to continue the Partnership and its business as provided for herein.

     C. Air II is hereby admitted as a new general partner of the Partnership and has made its Initial Capital Contribution (as defined herein); and following such admission, the partners hereby agree to continue the Partnership and its business as provided herein.

     D. Coulter, Nominee hereby distributes to the Limited Partners the interests in the Partnership he holds as nominee for such Limited Partners. Each of the Limited Partners is hereby admitted to the Partnership as a limited partner as of the Effective Date, and Coulter, Nominee withdraws as nominee limited partner.

     E. Each of the undersigned desire to amend and restate the Original Agreement in its entirety as provided for herein.

     For and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt, and sufficiency of which are hereby acknowledged, 1992 Air, Air II, and each of the Limited Partners (collectively, the "Partners" and individually, a "Partner") hereby agree as follows:

                                  ARTICLE I

                          ORGANIZATION AND PURPOSE

     Section 1.01. Continuation of Limited Partnership. The Partners hereby agree to become partners and to continue the Partnership pursuant to Article 6132a-1 Tex. Rev. Civ. Stat. Ann., known as the Texas Revised Limited Partnership Act (the "Act"). 1992 Air and Air II shall be the general partners and each is hereinafter sometimes individually referred to as a "General Partner" and collectively as the "General Partners".

     Section 1.02. Name. The name of the Partnership shall be Air Partners, L.P. All business and affairs of the Partnership shall be conducted solely under, and all Partnership Assets (as that term is defined in Section 1.04) shall be held solely in, such name unless otherwise determined by the Managing General Partner (as defined herein).

     Section 1.03. Effective Date and Term. The Partnership shall be in effect for a term beginning on the Effective Date and shall continue under this Agreement (as amended from time to time) until dissolved upon the occurrence of an event that causes the dissolution of the Partnership in accordance with the provisions of this Agreement, and thereafter to the extent provided by applicable law, until wound up and terminated as provided herein.

     Section 1.04. Purposes and Scope of Business. The business and purposes of the Partnership are to review potential investments in and to buy, sell, exchange or otherwise acquire, hold, trade, invest in, and deal with the following securities of Continental Airlines, Inc. or its successor as reorganized pursuant to Chapter 11 of the U.S. Bankruptcy Code ("New Continental"): (i) Class A Common Stock of New Continental, (ii) Class B Common Stock of New Continental, (iii) Warrants to purchase Class A Common Stock of New Continental, and (iv) Warrants to purchase Class B Common Stock of New Continental (collectively, "Initial Securities") substantially in accordance with the terms set forth in that certain Investment Agreement dated of even date herewith, as amended on January 13, 1993, and attached hereto as Exhibit
A and made a part hereof (the "Investment Agreement"), and to buy, sell, exchange or otherwise acquire, hold, trade, invest in, and deal with any other securities of any type of New Continental (all collectively, the "Securities") whether such Securities are acquired directly or indirectly through partnerships, joint ventures, or otherwise; provided that, if the Partnership obtains Securities of an Initial Securities Securities Type (whether by exercise or conversion of a Security or otherwise), such Securities shall also be deemed Initial Securities. Subject to the terms and conditions of this Agreement, the Partnership shall have the power and authority to do all such other acts and things as may be necessary, desirable, expedient, convenient for, or incidental to, the furtherance and accomplishment of the foregoing objectives and purposes and for the protection and benefit of the Partnership including, but not limited to, the defense of and prosecution of litigation relating to the foregoing. The assets of the Partnership, whether now or hereafter owned, are hereinafter sometimes referred to as the "Partnership Assets".

     Section 1.05. Documents. The General Partners, or anyone designated by the General Partners, is hereby authorized to execute any amendments to the Partnership's Certificate of Limited Partnership ("Certificate of Limited Partnership") necessitated hereby, in accordance with the Act and cause the same to be filed in the office of the Secretary of State of the State of Texas in accordance with the provisions of the Act. The Partnership shall promptly execute and duly file with the proper offices in each state in which the Partnership may conduct the activities hereinafter authorized, one or more certificates as required by the laws of each such state in order that the Partnership may lawfully conduct the business, purposes, and activities herein authorized in each such state, and the Partnership shall take any other action or measures necessary in such state or states for the Partnership to conduct such activities.

     Section 1.06. Principal Place of Business. The principal place of business of the Partnership shall be 2800 First City Bank Tower, 201 Main Street, Fort Worth, Texas 76102 or at such other place or places as may be approved by the General Partners. The General Partners shall be responsible for maintaining at the Partnership's principal place of business those records required by the Act to be maintained there.

     Section 1.07. Registered Agent and Office. The Registered Agent (as defined in the Act) for the Partnership shall be James G. Coulter. The Registered Office (as defined in the Act) of the Partnership shall be 2800 First City Bank Tower, 201 Main Street, Fort Worth, Texas 76102.

     Section 1.08. Certain Definitions. In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:

     (a) "Adjusting Event" shall have the meaning given it under Section 4.02(b) hereof.

     (b) "Affiliate" of a Person shall mean an entity in which such Person directly or indirectly, including through one or more subsidiaries of such Person, owns or controls at least fifty-one percent (51%) of the equity or voting securities of such entity, or an entity in which such Person otherwise controls the management and policies of such entity.

     (c) "Allocable Amount" relating to Securities of any particular Securities Type held by the Partnership shall be an amount equal to (i) the Initial Value of such Securities, plus (ii) any expenses directly related to such Securities which were paid for with Expense Capital, plus (iii) a reasonably allocable portion of all general expenses of the Partnership not otherwise allocable to a specific Securities Type which have been paid for with Expense Capital, provided that all such general expenses shall be allocated among the Securities, plus (iv) an allocable portion of the Management Fee, provided that the entire Management Fee shall be allocated among the Securities. The Managing General Partner shall use reasonable discretion in making the allocations under this Section 1.08(c).

     (d) "Approval of the Partners" shall have the meaning given it in Section 2.01(c) hereof.

     (e) "Basis Amount" at any particular time shall mean the Allocable Amount of any Relevant Assets that were disposed of through such time by the Partnership.

     (f) "Capital Commitment" for each Partner shall be the product of such Partner's Initial Apportionment multiplied by the amounts shown in Section 3.01(b) as the mandatory capital contribution requirements.

     (g) "Capital Contributions" shall mean, with respect to any Partner, such Partner's total contributions to the capital of the Partnership pursuant to this Agreement.

     (h) "Cumulative Basis Amounts" shall mean at any particular time the cumulative total of all Basis Amounts to such time.

     (i) "Demand Registration Rights" shall mean the demand registration rights held by the Partnership relating to the Securities. Such Demand Registration Rights are the property of the Partnership, and except as specifically provided for in Section 1.10(b), the Managing General Partner shall determine when and if such Demand Registration Rights shall be exercised by the Partnership.

     (j) "Earned Priority Returns" shall mean at any particular time the cumulative total of all Partners' Priority Returns with respect to all Securities to such time.

     (k) "Expense Capital" shall mean the amount of Capital Contributions called for under Section 3.01(b)(ii), including amounts called to fund Uncompleted Acquisition Costs.

     (l) "Incapacity" shall mean, as to an individual, (i) the adjudication of incompetence or insanity, the filing of a voluntary petition in bankruptcy, the entry of an order of relief in any bankruptcy or insolvency proceeding, or the entry of an order that such individual is bankrupt or insolvent, (ii) the death of such individual, (iii) the physical or mental disability of such individual which would have the effect of rendering such individual unable to perform those tasks required to be performed by such individual hereunder, or
(iv) the conviction of such individual of a felony involving moral turpitude by a court in the United States of competent jurisdiction.

     (m) "Indirect Shares" shall have the meaning given it in Section 4.01(a) hereof.

     (n) "Initial Apportionment" for each Partner shall mean (i) in the case of 1992 Air, 1%, (ii) in the case of Air II, 0.1%, and (iii) in the case of each Limited Partner, the percentage amount set forth opposite such Limited Partner's name on such Partner's Limited Partner Signature Page.

     (o) "Initial Value" shall have the meaning given it in the proviso to "Value" below.

     (p) "Investment Capital" shall mean the amount of Capital Contributions called for under Section 3.01(b)(i).

     (q) "Management Fee" shall have the meaning given it under Section 2.07 hereof.

     (r) "Managing General Partner" shall mean 1992 Air as long as it is a General Partner of the Partnership, and thereafter, its successor as appointed herein.

     (s) "Net Profits" or "Net Loss" shall mean, with respect to the Partnership at the close of each fiscal year, the excess or the deficiency, as the case may be, of all income and gain for such fiscal year over the aggregate of all expenses, deductions, and losses for such fiscal year.

     (t) "Net Value" of any Partnership Asset shall be its Value (determined in Section 1.08(kk) below) less the sum of (i) all debt of the Partnership directly related to such Partnership Asset (such as, for Securities, any margin debt thereon) and (ii) a pro rata share (as among all Values of all Partnership Assets) of all general debt of the Partnership not otherwise provided for under
(i) above.

     (u) "Other Partners" shall mean all of the Partners other than the Managing General Partner.

     (v) "Percentage Interest" shall have the meaning given it in Section 4.02(a) hereof.

     (w) "Person" shall mean and include both natural persons and business entities of any form whatsoever.

     (x) "Priority Return" relating to any particular Securities Type shall mean with respect to each Partner, a preferred return accruing at a rate of 10% per annum, accruing daily and compounded semi-annually based on a 360 day year, on such Partner's Unrecovered Capital relating to such Securities Type.

     (y)  "Relevant Assets" shall have the meaning given it under Section
4.09(e).

     (z) "Remaining Capital Commitment" for any Partner at any time shall be the difference between (i) such Partner's Capital Commitment and (ii) such Partner's Capital Contributions excluding Special Contributions (as defined in Sections 2.01(d) and 4.09(c)).

     (aa) "Retained Shares" shall mean any Indirect Shares reallocated to the Managing General Partner under the provisions of Sections 4.08 or 4.09. Notwithstanding any provision herein to the contrary, to the extent the Managing General Partner is allocated any Retained Shares, such Retained Shares shall retain the same characteristics as they had prior to becoming Retained Shares, for all purposes herein, including, but not limited to, distribution rights, Indirect Share amounts, and Voting Interests.

     (bb) "Securities Laws" shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, any state securities or "blue sky" laws, and any rules, regulations, and interpretations under the foregoing, as any of these may be amended from time to time.

     (cc) "Securities Type" shall initially refer to one of the four types of Initial Securities of New Continental listed in Section 1.04 hereof. In the event the Partnership acquires any other Securities, a new Securities Type shall be established for each new type of Security received by the Partnership.

     (dd) "Shifted Interest" shall have the meaning given it in Section
4.09(f).

     (ee) "2/3 Vote" shall mean approval of Limited Partners holding at least sixty-six and two-thirds percent (66 2/3%) of the Voting Interests in the Partnership held by the Limited Partners.

     (ff) "Uncompleted Acquisition Costs" shall have the meaning given it under
Section 3.01(b)(ii) hereof.

     (gg) "Unpaid Cumulative Basis Amounts" shall mean at any particular time the difference between (i) the Cumulative Basis Amounts and (ii) the total of all distributions made to such time under Sections 4.09(e)(ii) and (iii).

     (hh) "Unpaid Priority Return" shall mean at any particular time the difference between (i) the Earned Priority Returns and (ii) the total of all distributions made to such time under Section 4.09(e)(i).

     (ii) "Unrecovered Capital" for any Partner relating to any particular Securities Type at any particular time shall mean such Partner's share (by Percentage Interest) of the Allocable Amount relating to the Securities of such Securities Type reduced (but not below zero) by any and all distributions made to such Partner relating to such Securities Type pursuant to Sections 4.09(e)(ii) and (iii) hereof prior to such time.

     (jj) "Valuation Date" shall mean any date that the Securities of the Partnership are valued for any reason.

     (kk) "Value" of

          (i) any Security shall be:

               (A) for marketable Securities listed on a national Securities exchange or on the National Market System Quotations, the last sales price on the Valuation Date, or in the absence of a sale on such date, the last bid price on the Valuation Date;

               (B)  for marketable Securities traded in the
               over-the-counter market and reported in the National Association of Securities Dealers' Automated Quotation System, the closing bid price on the Valuation Date as reported by such system;

               (C) for Securities not specified in (i) or (ii) above, and for which prices are regularly quoted by at least two independent recognized dealers, the most recent market prices as reported by such dealers; and

               (D) for all other Securities, the cost of or such other value as reasonably determined by the Managing General Partner.

               Foreign Securities listed on a recognized exchange shall be included in (i) above; those regularly reported on a recognized automated quotation system shall be included in
               (ii) above; and those regularly quoted by at least two independent recognized dealers shall be included in (iii) above.

          Notwithstanding the foregoing, the Managing General Partner shall reasonably allocate the purchase price of the Securities acquired from New Continental among the various Securities Types in order to set their initial Values ("Initial Values"). In determining such Initial Values, the Managing General Partner shall allocate the purchase price among the Securities Types in a method it reasonably determines will allocate the expected future returns of each Securities Type to all of the Securities.

      (ii) any other Partnership Asset shall be the market value of such Partnership Asset as of the Valuation Date as reasonably determined by the Managing General Partner.

     The Managing General Partner shall promptly inform the Other Partners of any valuation of any or all of the Partnership's Assets. If within ten (10) days following any valuation by the Managing General Partner of any or all of the Partnership's Assets, Limited Partners, by a 2/3 Vote, disagree with the Value of any asset as determined by the Managing General Partner in accordance with the provisions provided for above (including the Initial Values), then such Limited Partners shall give written notice to the Managing General Partner. Within ten (10) days after receiving such notice, the Managing General Partner shall hire, at Partnership expense, a nationally recognized investment banking firm (the "Investment Banker"), who is acceptable to the Limited Partners by a 2/3 Vote, to determine the Value of the Partnership's Assets whose value determination has been questioned. The Investment Banker shall be chosen by the Managing General Partner and approved by the Limited Partners by a 2/3 Vote and shall have had significant experience valuing assets of the type and kind held by the Partnership. The Investment Banker shall report the Value of the assets in question in a written report to the Managing General Partner within thirty (30) days of its appointment hereunder, and the Managing General Partner shall distribute such report to the Partners as promptly as possible thereafter. The Value of any assets determined by the Investment Banker as provided above shall be binding on all Partners and the Partnership.

     (ll) "Voting Equivalent" for any Securities Type shall mean the number of shareholder votes in New Continental possessed by one share of a Security of the Securities Type, as determined in the reasonable opinion of the Managing General Partner taking into account all conversion features; provided that, if a Security has no direct shareholder votes in the business of New Continental, and is not convertible by its holder into an instrument with a shareholder vote, then such Security shall have a Voting Equivalent of zero.

     (mm) "Voting Interest" shall have the meaning given it in Section 4.03(a).

     Section 1.09. Other Agreements. The Partnership may, from time to time, enter into certain agreements and make certain representations relating to the Securities (the "Securities Agreements") which may restrict, among other things, the sale, transfer, or ownership of such Securities. The Partners acknowledge that the Securities and other Partnership Assets may be subject to certain Securities Agreements and the transfer restrictions, conditions, or limitations imposed under applicable Securities Laws and agree that the Partnership will act in accordance with the requirements of such Securities Agreements and Securities Laws. Each of the Partners acknowledges that in the event any of the Securities are to be transferred to any of the Partners, such Securities shall, to the extent applicable, remain subject to the provisions of the applicable Securities Agreements and Securities Laws and each such Partner agrees to abide by the relevant provisions of such Securities Agreements.

     Section 1.10.  Distributions of Securities; Sales.

     (a) Notwithstanding any other provision herein to the contrary, in the event a Partner has the right to request the distribution to such Partner of Securities held by the Partnership, such distribution will (i) be made only if permitted in accordance with the applicable Securities Laws and the applicable Securities Agreements and then only in a manner consistent with any requirements imposed by the Securities Agreements and Securities Laws, (ii) to the extent required, the Securities so distributed shall remain subject to the applicable Securities Laws and the applicable Securities Agreements, and (iii) no Partner shall have any interest in or be permitted to exercise or to demand an assignment of a right to the Partnership's Demand Registration Rights.

     (b) Notwithstanding any provision herein to the contrary, in the event a Partner has the right to require the Partnership to sell Securities on behalf of such Partner, such sale request shall be effective only if such sale can be accomplished under the applicable Securities Laws and applicable Securities Agreements without the use of any of the Partnership's Demand Registration Rights; provided that, in the event that Partners collectively request that the Partnership sell at least fifty percent (50%) of a particular Securities Type, the Partnership shall use one of its Demand Registration Rights (if one is available and would accomplish the desired sale) in order to complete such sale; provided further that, subject to the limitations on the use of the Demand Registration Rights provided for above, the Managing General Partner shall use reasonable efforts and take any reasonable actions necessary in order to complete such sale request, if possible.

     (c) Notwithstanding any provision herein to the contrary, the Partnership shall not be permitted to sell or distribute any of its Securities at any time if such sale or distribution would violate any applicable Securities Laws or any applicable Securities Agreements.

     (d) To the extent it deems appropriate, the Managing General Partner shall have the power to condition any distribution of Securities to a Partner upon such Partner executing investment letters or other similar documents and consenting to the imposition of transfer restrictions such as restrictive legends and stop transfer orders upon such Securities.

     (e) In applying the provisions of Sections 1.09 and 1.10, the Managing General Partner shall be entitled to retain and consult with legal counsel, and the Managing General Partner shall have exclusive authority to determine whether any proposed transfer shall be subject to or violate any Securities Agreements or Securities Laws.

                                 ARTICLE II

                                 OPERATIONS

     Section 2.01.  Management of Partnership.

     (a) The right to manage, control, and conduct the business and affairs of the Partnership shall be vested solely in the Managing General Partner. Except as provided in Sections 2.01(b), 2.01(d), 2.01(e), 2.01(f), 4.08, and 8.01, the Limited Partners shall not take part in the management of the affairs of the Partnership and under no circumstances may any Limited Partner control the Partnership business or sign for or bind the Partnership. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in this Agreement, the Managing General Partner shall have the exclusive authority to act for and on behalf of the Partnership, and no third party shall ever be required to inquire into the authority of the Managing General Partner to take such action on behalf of the Partnership. Except as expressly limited in this Agreement, the Managing General Partner shall have the rights, authority, and powers of general partners with respect to the Partnership business and the Partnership Assets as set forth in the Act as in effect upon the Effective Date of this Agreement. The Managing General Partner shall not be required to devote its full time and attention to the business of the Partnership, but only such time as it deems necessary for the proper conduct of the Partnership's affairs.

     (b) No act shall be taken, sum expended, or obligation incurred by the Managing General Partner for or on behalf of the Partnership with respect to a matter within the scope of any of the following major decisions ("Major Decisions") affecting, directly or indirectly, the Partnership, or the Partnership Assets, unless approved as described in subsection 2.01(c):

          (1) Financing or refinancing of the Partnership or the Partnership Assets;

          (2) Except as otherwise specifically provided for herein, amending this Agreement; provided that, Section 8.01 may not be amended nor may any other provision relating to the removal of a General Partner be added to this Agreement unless approved under
     Section 2.01(c) and approved by 1992 Air and Air II;

          (3) Admitting a New Partner (as defined in Section 5.04) to the Partnership after the date the Securities are acquired; provided that, the admission of a Make-Up New Partner shall be subject to and done in accordance with Section 3.01(b), and shall not be treated as a Major Decision; or

          (4)  Approving the terms and conditions of the Securities Agreements.

     Notwithstanding the provisions of (c) below, no Major Decision under (4) above may be made unless approved under (c) below and approved by Larry Hillblom, American General Corporation, and Donald Sturm.

     (c) No Major Decision may be made or effected by or on behalf of the Partnership without the approval of the Partners holding at least eighty percent (80%) of the Voting Interests held by the Partners at the time of such Major Decision. As used in this Agreement, "Approval of the Partners" (or other similar phrases) shall mean the approval or consent of the Partners holding at least eighty percent (80%) of the Voting Interests held by the Partners at the time such approval is requested. Any Partner may at any time propose a Major Decision to the other Partners by giving written notice to the other Partners. Within ten (10) days after receipt of such notice, each Partner shall indicate, in writing, to the requesting Partner, his or its approval or disapproval of such Major Decision; provided that, in the event any Partner does not respond in such 10 day period, such Partner shall be deemed to have disapproved such Major Decision. If any Partner or Partners holding at least eighty percent (80%) of the Voting Interests approve of, consent to, or otherwise take any action contemplated by this Section 2.01(c), such action shall neither require any further polling of any other Partners, nor require any further approval, consent, or action of any other Partners. The failure to receive the approval or consent, within the time period above, of Partners holding at least eighty percent (80%) of the Voting Interests with respect to a Major Decision shall constitute disapproval of such Major Decision.

     (d)  Prior to the sale of any of the Securities other than a sale under
Section 4.08, the Managing General Partner shall give at least forty-eight (48) hours prior notice to each Limited Partner of such proposed sale. The notice shall state the date and approximate time which the Managing General Partner anticipates such sale to be consummated (the "Sale Time"); provided that notice given by the Managing General Partner shall be effective for seventy-two (72) hours following the Sale Time. Each Limited Partner shall then have the right, by giving written notice to the Managing General Partner at least twenty-four
(24) hours prior to the Sale Time, to elect (a "Stock Election") to have such Partner's share of Securities being sold distributed to it pursuant to Section 4.09(a) in lieu of sale proceeds. The Managing General Partner shall use reasonable efforts to comply with such Stock Election if permitted under the applicable Securities Agreements and Securities Laws. In the event any Limited Partner fails to make a Stock Election within the time provided above, such Limited Partner shall be deemed to have declined to make a Stock Election with respect to the proposed sale. In the event a sale of Securities is to be made under this Section 2.01(d), and any portion of the proceeds will be used to fund Management Fees beyond the prepaid Management Fee, a Partner may make a Stock Election as to the entire proposed sale and may make a Capital Contribution for its share of such Management Fee (each, a "Special Contribution" which shall be treated as a Capital Contribution other than for Expense Capital) in lieu of the sale of any of such Partner's share of such Securities.

     (e) In the event Air Canada exercises any rights it may have under any Securities Agreement to exercise a call for the Class A Common Stock of New Continental and/or the Warrants to purchase Class A Common Stock of New Continental owned by the Partnership (the "Call Right"), and once the Managing General Partner and Air Canada have generally determined the terms and conditions of the call, the Managing General Partner shall give notice to each Limited Partner. Within five (5) business days after such notice is distributed, each Limited Partner shall have the right, by giving written notice to the Managing General Partner, to elect (a "Call Election") to have the Partnership, to the extent possible, receive for the benefit of such Partner, and have distributed as soon as possible to such Partner pursuant to
Section 4.09(b), Air Canada Common Stock in lieu of sale proceeds. To the extent Air Canada Common Stock is available, such stock shall be distributed, in lieu of cash proceeds, pro rata among those Limited Partners who have made Call Elections. In the event any Limited Partner fails to make a Call Election within the time provided above, such Limited Partner shall be deemed to have declined to make a Call Election with respect to the call.

     (f) In the event New Continental submits an item to a vote by its shareholders (each, a "Shareholder Vote"), the Managing General Partner shall give written notice to each Limited Partner of the items comprising the Shareholder Vote. Within five (5) business days of receiving the above notice, each Limited Partner may indicate to the Managing General Partner, by written notice (a "Vote Notice"), his or its preference for each item comprising the Shareholder Vote. The Managing General Partner shall vote Securities of the Partnership equal to the Indirect Shares of each Limited Partner who has given a Vote Notice in accordance with such Vote Notice, and shall vote the remaining Securities of the Partnership as the Managing General Partner sees fit. In the event a Limited Partner does not deliver a Vote Notice within the time provided above, such Limited Partner shall be deemed to have declined to make a Vote Notice with respect to such Shareholder Vote, and the Managing General Partner shall be entitled to vote the Indirect Shares of such Limited Partner as he sees fit.

     Section 2.02. Affiliates. The Managing General Partner shall have the right to cause the Partnership to enter into contracts or otherwise deal with any Affiliates of any Partner in any capacity, including, without limitation, in connection with the financing, management, and development of the Partnership Assets, except that the terms of any such arrangement shall be commercially reasonable and competitive with amounts that would be paid to third parties on an "arms-length" basis. The Partners acknowledge that they are aware of, and have approved the terms of, the Management Fee (as outlined in Section 2.07).

     Section 2.03.  Expenses.  In addition to the fee payable under Section
2.07 hereof, the Partnership shall pay or reimburse the Managing General Partner and the Tax Matters Partner (as defined in Section 2.06) for all direct, out-of-pocket expenses incurred by it with respect to its duties under
Section 2.01 and Section 2.06 to the Partnership, including, without limitation, salaries, accounting expenses, insurance premiums attributable directly to the Partnership, legal fees, and other direct costs associated with the formation and operation of the Partnership. In addition, each Limited Partner shall be entitled to a reimbursement of his or its outside attorney's fees associated with the formation of the Partnership, upon presentation to the Managing General Partner of appropriate documentation, up to an amount equal to the product of such Limited Partner's Initial Apportionment times Two Hundred Fifty Thousand Dollars ($250,000.00). New Continental is currently reimbursing the Partnership for 100% of its monthly expenses equal to at least $500,000 and 50% of all monthly expenses above $500,000 (the "Continental Reimbursement"). The amounts payable under this Section 2.03 may not exceed the sum of (i) any actual expense reimbursements made to the Partnership as Continental Reimbursements plus any reimbursements made to the Partnership from any other entity, plus (ii) the limitation set forth under Section 3.01(b) for Expense Capital. Amounts paid hereunder are deemed to be items which may be paid with Expense Capital.

     Section 2.04.  Liability of the Partners.

     (a) Neither the General Partners, any Limited Partner, the Tax Matters Partner, the Terminating Partner (as defined herein), their Affiliates nor any of their respective shareholders, officers, directors, partners, employees, or agents (collectively, "Covered Persons") shall be liable to the Partnership or any Partner for any act or omission taken or suffered by such Covered Person in good faith and in the belief that such act or omission is in or is not opposed to the best interests of the Partnership, provided that such act or omission is not in violation of this Agreement. No Covered Person shall be liable to the Partnership or any Partner for any action taken by any other Partner, nor shall any Covered Person be liable to the Partnership or any other Partner for any action of any employee or agent of the Covered Person, provided such action is within the scope of the purposes of the Partnership and the Person seeking indemnification satisfies the parameters of the preceding sentence.

     (b) Each Covered Person may act directly or through its agent or attorneys. Each Covered Person may consult with counsel, appraisers, engineers, accountants, and other skilled persons of its choosing and shall not be liable for anything done, suffered, or omitted in good faith in reasonable reliance upon the advice of any of such persons, provided that such persons were selected with reasonable care and that such act or omission is not in violation of this Agreement.

     Section 2.05.  Indemnification.

     (a) The Partnership, to the full extent permitted by law, shall indemnify and hold harmless each Covered Person from and against any and all claims or liabilities of any nature whatsoever, including reasonable legal fees and other expenses reasonably incurred, arising out of, or in connection with the organization and capitalization of the Partnership or the activities of the Partnership or any action taken or omitted by any such Covered Person by or on behalf of the Partnership pursuant to authority granted by this Agreement, except (i) where found by a court of competent jurisdiction to be attributable to the gross negligence, willful misconduct, or bad faith of any such Covered Person, or a violation by such Covered Person of the provisions of this Agreement, (ii) as to which indemnification is barred under the federal securities law, the Act, or other applicable laws, or (iii) as to its share as a Partner in any losses or expenses of the Partnership, including any indemnification provided pursuant to this Section 2.05. In the event that any Covered Person becomes involved in any capacity in any suit, action, proceeding, or investigation in connection with any matter arising out of or in connection with the Partnership's operations or affairs, the Partnership will periodically reimburse such Covered Person for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided however, that prior to any such advancement of expenses (i) such Covered Person shall provide the Partnership with an undertaking to promptly repay to the Partnership the amount of any such expenses paid to it if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Partnership as herein provided in connection with such suit, action, proceeding, or investigation, (ii) the Covered Person shall provide the Partnership with a written affirmation that such Covered Person in good faith believes that it has met the standard of conduct necessary for indemnification hereunder, and (iii) in the case of a suit by the Partnership or any Limited Partner against any General Partner, a majority of the Limited Partners, by Percentage Interests, have approved such reimbursement; provided further, however, that the failure for any reason of the Partnership to advance funds to any Covered Person shall in no way affect such Covered Person's right to reimbursement of such costs if it is ultimately determined that such Covered Person was entitled to indemnification pursuant to the terms hereof.

     (b) Any Covered Person entitled to indemnification from the Partnership hereunder shall seek recovery under any insurance policies by which such Covered Person is covered and any Covered Person, if other than a General Partner, shall obtain the written consent of the Managing General Partner prior to entering into any compromise or settlement which would result in an obligation of the Partnership to indemnify such Covered Person. If such Covered Person shall actually recover any amounts under any applicable insurance policies, it shall offset the net proceeds so received against any amounts owed by the Partnership by reason of the indemnity provided hereunder or, if all such amounts shall have been paid by the Partnership in full prior to the actual receipt of such net insurance proceeds, it shall pay over such proceeds (up to the amount of indemnification paid by the Partnership to such Covered Person) to the Partnership. If the amounts in respect of which indemnification is sought arise out of the conduct of the business and affairs of the Partnership and also of any other Covered Person for which the Covered Person hereunder was then acting in a similar capacity, the amount of the indemnification provided by the Partnership may be limited to the Partnership's proportionate share thereof if so determined in good faith by the Managing General Partner.

     (c) The satisfaction of any indemnification and any saving harmless pursuant to this Section 2.05 shall be solely from Partnership Assets and any Remaining Capital Commitments.

     (d) Promptly after a Covered Person receives notice of the commencement of any action or other proceeding in respect of which indemnification may be sought hereunder, such Covered Person shall notify the Partnership thereof; provided that the failure to so notify shall not relieve the Partnership from any obligation hereunder unless, and only to the extent that, such failure results in the Partnership's forfeiture of substantial rights or defenses. If any such action or other proceeding shall be brought against any Covered Person, the Partnership shall be entitled to assume the defense thereof at its expense with counsel chosen by the Partnership and reasonably satisfactory to the Covered Person; provided however, that any Covered Person may at its own expense retain separate counsel to participate in such defense.
Notwithstanding the foregoing, such Covered Person shall have the right to employ separate counsel at the reasonable expense of the Partnership and to control its own defense of such action or proceeding if (i) there are legal defenses available to such Covered Person that are different from or additional to (and in each case inconsistent with) those available to the Partnership, or
(ii) in the reasonable opinion of counsel to such Covered Person, an irreconcilable conflict or potential conflict exists between the Partnership and such Covered Person that would make such separate representation necessary; provided further, that in no event shall the Partnership be required to pay fees and expenses under this indemnity for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions.

     Section 2.06. Tax Matters Partner. The Managing General Partner shall act as the "Tax Matters Partner" for federal income tax purposes. The Tax Matters Partner shall mean the Partner (a) designated as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law, collectively the "Code") and (b) whose responsibilities as Tax Matters Partner include, where appropriate, commencing on behalf of the Partnership certain judicial proceedings regarding Partnership federal income tax items and informing all Partners of any administrative or judicial proceeding involving federal income taxes. In exercising its responsibilities as Tax Matters Partner, the Managing General Partner shall have the final decision making authority with respect to all federal income tax matters involving the Partnership except that the Managing General Partner shall not extend the statute of limitations nor enter into a settlement agreement with respect to any issue raised in an audit of the Partnership without the Approval of the Partners. Any direct out-of-pocket expense incurred by the Tax Matters Partner in carrying out its responsibilities and duties under this Agreement shall be allocated to and charged to the Partnership as an expense of the Partnership for which the Tax Matters Partner shall be reimbursed.

     Section 2.07. Management Fee. The Partnership shall pay the Managing General Partner a fee (the "Management Fee") each year, in advance, in an amount equal to one percent (1%) of all Investment Capital contributed under
Section 3.01(b)(i); provided that, the Partnership shall prepay the Management Fee for the first three (3) years (beginning on the date the Securities are acquired) to the Managing General Partner once a call has been made under
Section 3.01(b)(i) and upon receipt of the Capital Contributions called for under Section 3.01(b)(iii); provided further that if after the first three years the Partnership has insufficient cash to pay such Management Fee, the Management Fee shall become an accrued expense of the Partnership payable out of the first available cash of the Partnership.

                                 ARTICLE III

                                  FINANCING

     Section 3.01.  Capital Contributions.

     (a) Each of the Partners agrees to contribute (the "Initial Capital Contributions") to the capital of the Partnership on the Effective Date an amount in cash equal to One Thousand Dollars ($1,000) multiplied by such Partner's Initial Apportionment.

     (b) If at any time the Managing General Partner determines, in its sole discretion, that additional funds are needed for (i) amounts needed for the purchase of Securities, (ii) any direct out-of-pocket costs and expenses incurred by the Partnership in connection with the formation, financing, and operation of the Partnership, including any costs and expenses associated with the attempt to acquire the Securities if such acquisition is not completed plus any costs or expenses associated with any litigation relating thereto ("Uncompleted Acquisition Costs"), or (iii) the Management Fee for the first three (3) years of operation of the Partnership beginning on the date the Securities are acquired (and shall not be callable until such time), then from time to time the Managing General Partner may make a written call for such funds ("Call"). Within ten (10) days after the Managing General Partner gives written notice of the Call, the Partners shall, until a cumulative Two Million Five Hundred Thousand Dollars ($2,500,000) has been contributed as Expense Capital, a cumulative One Million Six Hundred Fifty Thousand Dollars ($1,650,000) has been contributed for the prepaid Management Fee under (iii) above, and a cumulative Fifty-Five Million Dollars ($55,000,000) has been contributed as Investment Capital hereunder, be obligated to make additional capital contributions to the Partnership, pro rata in accordance with their Initial Apportionment (with each such contribution being referred to as an "Additional Capital Contribution"); provided that, the Managing General Partner may not make any Calls under (ii) above for expenses until October 6, 1992; and provided further that amounts called for under (ii) above shall be limited to costs and expenses incurred since October 6, 1992; and provided further that, one (1) year from the Effective Date hereof, the Managing General Partner shall reasonably estimate the amounts anticipated that the Partnership will need for Expense Capital for the remainder of the term of the Partnership (the "Expense Need") and shall make a Call at that time for such Expense Need (not to exceed, when added to all prior Calls made under Section 3.01(b)(ii) above, the $2,500,000 Expense Capital limit) and the Partners' Capital Commitments for Expense Capital shall expire immediately thereafter, and the Partners' Capital Commitments for Investment Capital shall expire one (1) year from the Effective Date. If any Partner elects not to deliver (the "Non-Contributing Partner") to the Managing General Partner for the use of the Partnership his or its pro rata portion of any Call (with such portion not being contributed being referred to herein as the "Defaulted Amount") within the time prescribed above, the other Partners shall have the right, but not the obligation, without further notice, to advance for their own capital accounts all or a portion of the Defaulted Amount (with any Partner contributing a portion of the Defaulted Amount being referred to as a "Contributing Partner"); provided however, that if more than one Partner desires to be a Contributing Partner and to advance a portion of the Defaulted Amount, each such Contributing Partner shall only advance his or its pro rata portion by Voting Interest of the Defaulted Amount as among all Contributing Partners. In the event that there is a portion of a Default Amount that is not met by Contributing Partners (such shortfall, the "Gap Amount"), the Managing General Partner shall be entitled to admit one or more "Make-Up New Partners" to the Partnership who shall contribute cash to the Partnership equal to all or part of the Gap Amount.

     (c) Upon admission as a Partner hereof, each Partner shall be obligated, as and when required pursuant to the provisions of Section 3.01(b), to contribute capital to the Partnership in the amount of (i) in the case of 1992 Air, $591,500, (ii) in the case of Air II, $59,150, and (iii) in the case of each of the Limited Partners, the amount set forth on such Limited Partner's Limited Partner Signature Page; provided that, any Special Contributions made by any Partner shall not reduce the obligations hereunder but shall be deemed voluntary contributions in addition to the obligations set forth in this
Section 3.01(c). The Partnership shall retain any and all rights and remedies it may have at law or in equity to enforce said obligations, and no provision of this Agreement shall be deemed in any way to limit such rights or remedies.

     Section 3.02. Capital Accounts. The amount of a Partner's capital account ("Capital Account") in the Partnership shall be determined by:

     (a) crediting to such account (i) all contributions to the Partnership made by or on behalf of such Partner or his or its predecessor in interest, including the fair market value of any property contributed (less any liabilities assumed by the Partnership or to which any property may be subject) and (ii) all gains and income of the Partnership allocated to such Partner or his or its predecessor in interest; and

     (b) debiting to such account (i) all withdrawals from the Partnership made by or on behalf of such Partner or his or its predecessor in interest, including the fair market value of any property distributed (less any liabilities assumed by the Partner or to which any property may be subject) and
(ii) all losses and deductions of the Partnership allocated to such Partner or his or its predecessor in interest.

     Section 3.03. Limited Liability of Limited Partners. Notwithstanding anything contained in this Agreement to the contrary, the liability of each Limited Partner for any of the debts, losses, or obligations of the Partnership shall be limited to the amount of the sum of such Limited Partner's capital contributions pursuant to Section 3.01 hereof. Accordingly, no Limited Partner shall be obligated to provide additional capital to the Partnership or its creditors by way of contribution, loan, or otherwise beyond the amount of the capital contributions required of such Limited Partner pursuant to Section 3.01 hereof. Except as provided in the Act, no Limited Partner shall have any personal liability whatsoever, whether to the Partnership or any third party, for the debts of the Partnership or any of its losses beyond the amount of the Limited Partner's capital contributions.

     Section 3.04. Treatment of Capital Contributions. Except as provided in this Agreement to the contrary, no Partner shall be entitled to interest on his or its contributions to the capital of the Partnership nor shall any Partner be entitled to demand the return of all or any part of such contributions to the capital of the Partnership.

     Section 3.05. Benefits of Agreement. Nothing in this Agreement, and, without limiting the generality of the foregoing, in this Article III, expressed or implied, is intended or shall be construed to give to any creditor of the Partnership or to any creditor of any Partner or any other person or entity whatsoever, other than the Partners and the Partnership, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provision herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Partners and the Partnership.

                                 ARTICLE IV

                  ACCOUNTING, ALLOCATIONS AND DISTRIBUTIONS

     Section 4.01.  Indirect Shares.

     (a) At the time the Securities are acquired, each Partner shall have an indirect share amount (such Partner's "Indirect Shares") in each Securities Type equal to the product of (i) the ratio of such Partner's Capital Contributions to the total Capital Contributions of all Partners at such time, multiplied by (ii) the number of shares (or the number of warrants) held by the Partnership in such Securities Type.

     (b) The number of each Partner's Indirect Shares in a particular Securities Type shall be adjusted as follows: (i) such Partner's Indirect Shares in a particular Securities Type shall be increased for such Partner's share of any stock dividends, stock received in a recapitalization, or such other securities received by the Partnership of such Securities Type resulting from its ownership of any of the Securities (to be allocated among the Partners pro rata based upon their Percentage Interests in the Securities Type that such dividend is paid on), and (ii) such Partner's Indirect Shares in a particular Securities Type shall be decreased for such Partner's allocable share of any Indirect Shares disposed of by the Partnership. In addition, the Managing General Partner's Indirect Shares in a particular Securities Type shall be increased at the time the Managing General Partner is credited with Retained Shares of such Securities Type. The Managing General Partner shall use its reasonable discretion in determining the adjustments provided for above.

     (c) In the event the Partnership acquires a Security which is not divisible into a number of shares or warrants, the Managing General Partner shall apply the principles above in allocating the indirect interest of each Partner in such Security.

     Section 4.02.  Percentage Interests.

     (a) At any particular time and for any particular Securities Type, each Partner shall have the percentage interest in such Securities Type (collectively the "Percentage Interests" and individually, a "Percentage Interest") equal to the ratio, expressed as a percentage, of such Partner's Indirect Shares of such Securities Type to all Indirect Shares of such Securities Type held by all of the Partners (which shall be recalculated by the Managing General Partner at any time there is an adjustment in the Indirect Shares).

     (b) In the event (i) any Partner is a Non-Contributing Partner and one or more other Partners become Contributing Partners with respect to such amount, or (ii) if a Make-Up New Partner is admitted by the Managing General Partner under Section 3.01(b), or (iii) a New Partner is admitted to the Partnership in accordance with Section 5.04 (with each such event described in Section 4.02(b)(i),(ii), or (iii) above being referred to as an "Adjusting Event"), then the Percentage Interests of each Partner shall be reasonably adjusted (the "Adjusting Valuation") by the Managing General Partner to recognize the economic effect on the Partners of such Adjusting Event, and the Managing General Partner shall notify each Partner of such adjustment. Absent special circumstances (such as the transfer to a transferee of more than a pro rata share of Indirect Shares of each Securities Type or a similar event) the Managing General Partner shall ascertain the Value of all of the Partnership's Assets as of the date of the Adjusting Event, including any contributions made by one or more Partners in connection therewith (the "Adjusting Contributions"), and each Partner shall have a Percentage Interest in each Securities Type after such Adjusting Event equal to the following formula:

          PI =  VPS + (AC * RTV)
               TVPS + (TAC * TRTV)

     Where

          PI = The Percentage Interest of such Partner in such Securities Type after the Adjusting Event.

         VPS = The Value of such Partner's Indirect Shares in such Securities Type immediately before the Adjusting Event.

          AC = The Value of such Partner's Adjusting
               Contributions in connection with the
               Adjusting Event.

         RTV = The ratio of such Partner's VPS amount for such Securities Type to the aggregate VPS amounts of all Securities Types for such Partner; provided that, for a New Partner, such New Partner's RTV for a Securities
               Type shall equal the TRTV for such Securities
               Type.

        TVPS = The aggregate total of all Partners' VPS amounts with respect to such Securities Type.

         TAC = The aggregate Value of all Partners' Adjusting
               Contributions in connection with the Adjusting
               Event.

        TRTV = The ratio of the aggregate VPS amounts for all Partners of such Securities Type to the aggregate
               VPS amount of all Securities Types for all Partners.

     An example calculation is presented in Exhibit B attached hereto.

     (c)  In the event the Limited Partners by 2/3 Vote disagree, within ten
(10) days after receipt of the notice of the adjustment, with the Adjusting Valuation as determined by the Managing General Partner, then the Managing General Partner shall hire, at Partnership expense, an Investment Banker, acceptable to the Limited Partners by 2/3 Vote, to review the Adjusting Valuation. The Investment Banker shall review the Adjusting Valuation, and shall make any modifications to such Adjusting Valuation it deems necessary, and shall report such modified Adjusting Valuation to the Managing General Partner in a written report within thirty (30) days of its appointment hereunder. The Managing General Partner shall distribute such report to the Limited Partners as promptly as possible thereafter. The modified Adjusting Valuation as provided by the Investment Banker shall be binding on all Partners.

     (d) Except as provided in, and only to the extent provided in, Section 4.02(c) above, in the event of an Adjusting Valuation under Section 4.02(b) above, no Partner shall have the right to modify, rectify, or undo such adjustments thereafter, and such adjustments shall be made without the need for any further act or writing to effect any such adjustment. Each Partner hereby appoints the Managing General Partner as his or its duly authorized agent and attorney-in-fact for purposes of preparing and executing any documents or revised exhibits necessary or desirable to reflect any adjustment of Percentage Interests under this Section 4.02. The rights granted to any Partner under this Section 4.02 shall be cumulative and in addition to any other remedy any Partner or the Partnership may have against any Non-Contributing Partner whether such remedy is available at law or in equity. After an adjustment of Percentage Interests under Section 4.02(b), the Managing General Partner shall recalculate each Partner's Indirect Shares in each Securities Type, which shall equal the product of (i) such Partner's Percentage Interest in the Securities Type, multiplied by (ii) the aggregate number of shares (or warrants) of the Security covered by such Securities Type held by the Partnership.

     Section 4.03.  Voting Interests.

     (a) Each Partner shall have a voting interest (each, a "Voting Interest") in each Securities Type held by the Partnership equal to the product of (i) such Partner's Indirect Shares in such Security Type, multiplied by (ii) the Voting Equivalent of such Security Type.

     (b) At any time any Partner's Indirect Shares are revised for any reason, the Managing General Partner shall recalculate the Voting Interests for each Partner for each Securities Type at such time.

     Section 4.04.  Tax Status, Reports, and Allocations.

     (a) Notwithstanding any provision contained in this Agreement to the contrary, solely for federal income tax purposes, each of the Partners hereby recognizes that the Partnership will be subject to all provisions of Subchapter K of the Code; provided however, that the filing of United States Partnership Returns of Income shall not be construed to extend the purposes of the Partnership or expand the obligations or liabilities of the Partners.

     (b) The Managing General Partner or, at its discretion, an accountant ("Accountant") selected by the Managing General Partner shall prepare or cause to be prepared all tax returns and statements, if any, that must be filed on behalf of the Partnership with any taxing authority and shall timely file such returns or statements.

     (c) Except as provided in Section 4.05 hereof, for accounting, federal, state, and local (if any) income tax purposes, the Managing General Partner shall reasonably allocate all Net Profits and Net Losses of the Partnership to the Partners so as to, as nearly as possible, increase or decrease, as the case may be, each Partner's Capital Account to the extent necessary such that each Partner's Capital Account is equal to the amount which such Partner would receive if the Partnership were dissolved, its assets sold for their book basis, its liabilities satisfied in accordance with their terms and all remaining amounts were distributed to the Partners, all in accordance with
Section 4.09(e) hereof. The intent of the foregoing allocation is to comply with Regulations Section 1.704-1(b) and ensure that the Partners receive allocations of Net Profits and Net Losses pursuant to this Section 4.04(c) in accordance with their relative interests in the Partnership, with the interest of each Partner in the Partnership determined by reference to such Partner's relative rights to receive distributions from the Partnership pursuant to
Section 4.09(e) hereof in respect of the Net Profits of the Partnership and such Partner's relative loss of amounts otherwise distributable to such Partner pursuant to Section 4.09(e) hereof or further obligation to contribute capital to the Partnership pursuant to this Agreement in respect of the Net Losses of the Partnership.

Section 4.05.  Minimum Gain and Income Offsets.

     (a)  Definitions.

          (i) "Partner Minimum Gain" shall be "partner nonrecourse debt minimum gain," as defined in Regulations Section 1.704-2(i)(2) and determined in accordance with Regulations Sections 1.704-2(i)(3) and 1.704-2(k).

          (ii) "Partner Nonrecourse Debt" has the meaning set forth in Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

          (iii) "Partner Nonrecourse Deduction" has the meaning set forth in Regulations Section 1.704-2(i).

          (iv) "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(d) and shall be determined in accordance with the provisions of Regulations Section 1.704-2(k).

          (v) "Regulations" means the temporary and permanent Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

     (b)  Minimum Gain.

          (i) Notwithstanding any other provision of this Agreement to the contrary, if the Partnership Minimum Gain on the last day of any fiscal year is less than the Partnership Minimum Gain on the last day of the immediately preceding fiscal year, then, before any other allocation of Partnership items for such year under this Agreement, there shall be specially allocated to each Partner items of Partnership income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain (determined in accordance with Regulations Section 1.704-2(g)), subject to the provisions set forth in Regulations Section 1.704-2(f). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2)(i) and (iii). This
     Section 4.05(b)(i) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          (ii) Subsequent to any allocations under Section 4.05(b)(i) above, if Partner Minimum Gain on the last day of any fiscal year is less than the Partner Minimum Gain on the last day of the immediately preceding fiscal year, then, except as provided herein, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to that Partner's share, if any, (determined in accordance with Regulations
     Section 1.704-2(i)(4)) of the net decrease in Partner Minimum Gain (such net decrease to be determined in a manner consistent with the provisions of Regulations Section 1.704-2(d) and 1.704-2(g)(3)). The items to be so allocated shall be determined in accordance with the provisions of Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii) and (iii). Notwithstanding the foregoing, no such special allocations of income and gain shall be made to the extent that the net decrease in Partner Minimum Gain described above arises because the liability ceases to be Partner Nonrecourse Debt due to a conversion, refinancing, or other change in the debt instrument that causes it to become partially or wholly a nonrecourse liability within the meaning of Regulations Section 1.752-1(a)(2). This
     Section 4.05(b)(ii) is intended to comply with the chargeback and other provisions of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

     (c)  Notwithstanding any other provision of this Agreement other than
Section 4.05(b) hereof, if during any fiscal year any Limited Partner (i) is allocated pursuant to Code Section 706(d) or Regulations Section 1.751-1(b)(2)(ii) any Net Loss, loss, items of loss, deductions, or Code
Section 705(a)(2)(B) expenditures, (ii) is distributed any cash or property from the Partnership and such distributions exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during such year, or (iii) receives any other adjustment, allocation, or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) and, as a result of such adjustment, allocation, or distribution, such Limited Partner has a Qualified Income Offset Amount (as hereinafter defined), then items of income and gain (including gross income) for such fiscal year or other period (and, if necessary, subsequent fiscal years) shall (prior to any allocation pursuant to Section 4.04 hereof) be allocated to such Limited Partner in an amount equal to his Qualified Income Offset Amount; provided however, that any allocation of income or gain shall be required under this sentence only if and to the extent that such Limited Partner would have a Qualified Income Offset Amount after all other allocations provided for in this Agreement have been tentatively made as if Sections 4.05(b) and (c) were not contained herein. As used herein, the term "Qualified Income Offset Amount" for a Limited Partner means the excess, if any, of (x) the negative balance a Limited Partner has in its Capital Account following the adjustment, allocation, or distribution described in the preceding sentence, over (y) the maximum amount that it is obligated (or is deemed to be obligated) to restore to the Partnership upon liquidation as determined in accordance with Regulations Sections 1.704-2(f),
(g), and (i). This Section 4.05(c) is intended to satisfy the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     Section 4.06.  Accounting.

     (a) The fiscal year of the Partnership shall end on the last day of December of each year.

     (b) The books of account of the Partnership shall be kept and maintained at all times at the principal place of business of the Partnership or at such other place or places approved by the Managing General Partner. The books of account shall be maintained according to federal income tax principles using an acceptable method of accounting, consistently applied, and shall show all items of income and expense.

     (c) The Managing General Partner shall cause a balance sheet of the Partnership dated as of the end of the fiscal year and a related statement of income or loss for the Partnership for such fiscal year to be prepared by the Accountant and furnished, at the expense of the Partnership, to each of the Partners on an annual basis, within ninety (90) days after the close of each fiscal year.

     (d) Each Partner shall have the right at all reasonable times during usual business hours to audit, examine, and make copies of or extracts from the books of account of the Partnership. Such right may be exercised through any agent or employee of such Partner designated by him or it or by an independent certified public accountant designated by such Partner. Each Partner shall bear all expenses incurred in any examination made on behalf of such Partner.

     Section 4.07. Bank Accounts. Funds of the Partnership shall be deposited in a Partnership account or accounts in the bank or banks as selected by the Managing General Partner. Withdrawals from bank accounts shall only be made by the Managing General Partner or such other parties as may be approved by the Managing General Partner.

     Section 4.08. Requested Distributions. At any time permitted under the Securities Agreements, any Limited Partner (the "Requestor") may request (the "4.08 Request") in writing that the Partnership sell, on behalf of such Requestor, any or all of such Requestor's Indirect Shares (the "Requested Assets") of either Class B Common Stock or Warrants to Purchase Class B Common Stock; provided that, two written notices shall be given by a Limited Partner who desires to sell both Securities Types listed above. Upon the receipt of a written request under this Section 4.08, the Managing General Partner shall give notice (the "4.08 Notice") to each of the Limited Partners of the 4.08 Request. Within five (5) business days after the 4.08 Notice is given, any of the Limited Partners may also give a 4.08 Request relating to Securities of the Securities Type covered in the original 4.08 Request. As soon as the five day period above has expired, the Managing General Partner shall use reasonable efforts to sell Securities held by the Partnership of the Securities Type and in an amount equal to the Indirect Shares requested to be sold by each Requestor. The Requested Assets actually disposed of shall be treated as Relevant Assets for purposes of Section 4.09. The net proceeds received from such sale shall be distributed between the Managing General Partner and the Requestors in accordance with the provisions of Section 4.09(e); provided that, the Managing General Partner may elect for the Partnership to keep Retained Shares rather than receive cash proceeds for its portion of such distribution; provided further that, for purposes of any distributions under this Section 4.08, each reference to "Partners" or "Other Partners" in Section 4.09(e) shall be deemed to refer only to the Requestors; and provided further that after distributions are made in accordance with Section 4.09(e), as to any Requested Assets that are actually sold, to the extent not already recovered, the Allocable Amount, Priority Return, and Basis Amount on such Requested Assets previously sold shall be treated as recovered in full.

     Section 4.09.  Distributions to Partners.

     (a) In the event a Limited Partner has made a Stock Election in accordance with Section 2.01(d) hereof, the Managing General Partner shall, to the extent possible, not sell such Partner's Percentage Interest share in each Securities Type covered by the Stock Election (the "Withheld Shares"), but shall be permitted to sell the other Securities in the sale notice. Upon a sale triggering the application of this Section 4.09(a), the Managing General Partner shall distribute cash proceeds to each Partner who has not made a Stock Election, and a portion of the Withheld Shares to each Partner who has made a Stock Election, in accordance with the provisions of Section 4.09(e) below; provided that, the Value of the Withheld Shares as of the date of the sale shall be used in determining the application of the distribution categories under Section 4.09(e) below; and provided further that, the Managing General Partner may sell on behalf of itself, distribute in-kind to itself, or treat as Retained Shares its portion of the Withheld Shares which are distributable to it pursuant to and in accordance with the provisions of Section 4.09(e) below.

     (b) In the event one or more Limited Partners have made a Call Election in accordance with Section 2.01(e) hereof, the Managing General Partner shall distribute, to the extent possible, the Air Canada shares received (the "AC Shares") to each such Limited Partner based on their relative Percentage Interests in the Security Type(s) transferred to Air Canada, and the cash proceeds received shall be distributed to the other Partners, all in accordance with the provisions of Section 4.09(e); provided that, the Value of the AC Shares as of the date of the transfer to Air Canada shall be used in determining the application of the distribution categories under Section 4.09(e) below; and provided further that the Managing General Partner may elect to receive cash for itself or distribute in-kind to itself its portion of the AC Shares which are distributable to it pursuant to and in accordance with the provisions of Section 4.09(e) below.

     (c) Notwithstanding any provision herein to the contrary, in the event a Partner has requested a distribution of Securities rather than cash proceeds under Sections 4.09(a) or (b) above, the Managing General Partner shall, in its reasonable discretion, allocate a portion of the expenses involved in the disposition transaction to each Partner, including the Partners electing to receive Securities, and may sell the appropriate portion of said Securities otherwise distributable to such Partners with a Value equal to such Partners' share of the expenses or such Partner may elect instead to make a Capital Contribution to the Partnership, in cash, for its share of the expenses in lieu of the sale of Securities (each such Capital Contribution, a "Special Contribution", which shall be treated as a Capital Contribution other than for Expense Capital) and shall reduce the cash proceeds of each such other Partner, in order to pay for the reasonable disposition expenses.

     (d) In addition to any other provision provided for herein, the Managing General Partner may distribute funds or other assets of the Partnership (based on their Values at the time of such distribution) subject to any Securities Agreements, at such times and in such amounts as it may determine, in its sole discretion, except that such funds or assets shall be distributed by the Managing General Partner to the Partners in accordance with the provisions of
Section 4.09(e); provided that, any reimbursements of any excess funds called for as an Expense Need shall be reimbursed to the Partners in the ratio of their Capital Contributions made to fund such Expense Need. In determining the amount of funds or assets to distribute pursuant to this Section 4.09(d), the Managing General Partner may consider such factors as the need to allocate funds to any reserves for Partnership contingencies or any other Partnership purposes that the Managing General Partner deems necessary or appropriate.

     (e) All distributions made hereunder shall be made in accordance with the provisions below; provided that in determining the application of the provisions below, the Managing General Partner shall match such distributable amounts with the specific portion of such Security Type (the "Relevant Assets") that generated such distributable amounts. In the event more than one Security Type is involved in a distribution, the following provisions shall be applied separately for each such Security Type. Distributable funds or assets shall be distributed as follows:

          (i) First, to the Partners until a cumulative amount has been distributed hereunder equal to the cumulative Earned Priority Returns to date, to be distributed among the Partners based on their relative Unpaid Priority Returns; and

          (ii) Second, to the Partners pro rata by Percentage Interests in the Securities Type disposed of until the Partners have received cumulative distributions under this Section 4.09(e)(ii) equal to the cumulative amount of the Allocable Amount of the Relevant Assets;

          (iii) Third, to the Partners until the Partners have received cumulative distributions under Section 4.09(e)(ii) and this
     Section 4.09(e)(iii) equal to the total of the Cumulative Basis Amounts to date, to be distributed among the Partners based on their relative Unpaid Cumulative Basis Amounts; and

          (iv) Finally, (i) twenty percent (20%) to the Managing General Partner, and (ii) eighty percent (80%) to the Other Partners, to be distributed among such Other Partners pro rata by their Percentage Interests in the relevant Securities Type.

     (f) In the event Air II is appointed Managing General Partner hereunder due to the withdrawal or removal of 1992 Air as a General Partner, then

          (i) 1992 Air shall transfer a nine-tenth of one percent (0.9%) Percentage Interest interest (the "Shifted Interest") to Air II in each Securities Type and such interest shall be a General Partner interest,

          (ii) 1992 Air shall become a Limited Partner, and Air II shall no longer be an Other Partner, and

          (iii) Section 4.09(e)(iv) shall be reformed and amended to read as follows:

          (iv) Finally, (1) one percent (1.0%) to the Managing General Partner, (ii) nineteen and one-tenth percent (19.1%) to 1992 Air, and
     (iii) seventy-nine and nine-tenths percent (79.9%) to the Other Partners excluding 1992 Air, to be distributed among such Other Partners (excluding 1992 Air) pro rata by the ratio of their Percentage Interests in the relevant Securities Type.

     (g) In the event neither 1992 Air nor Air II are General Partners of the Partnership, then

          (i)  Both 1992 Air and Air II shall become Limited Partners, and

          (ii) Section 4.09(e)(iv) shall be reformed and amended to read as follows:

          (iv) Finally, each Partner shall be distributed any additional amounts in the ratio of their Percentage Interests in such Securities Type.

     Section 4.10. Changes in Percentage Interests. If a Partner's Percentage Interest changes during any fiscal year, the allocations to be made pursuant to this Agreement shall be made in accordance with Section 706 of the Code, using any convention permitted by Section 706 of the Code and the Regulations promulgated thereunder and selected by the Managing General Partner so as to equitably effectuate the allocations of this Article IV.

                                  ARTICLE V

                                 ASSIGNMENT

     Section 5.01.  Prohibited Transfers.

     (a) Except for Permitted Transfers as provided in (b) below, or as specifically provided in Sections 6.04 or 8.01, no Partner may sell, transfer, assign, mortgage, hypothecate, or otherwise encumber or permit or suffer any encumbrance of all or any part of his or its interest in the Partnership. Any attempt so to transfer or encumber any such interest shall be null and void, ab initio. The Partners will be excused from accepting the performance of and rendering performance to any person other than the Partner hereunder (including any trustee or assignee of or for such Partner) as to whom such transfer is not permitted hereunder. Notwithstanding any other provision herein to the contrary, no transfer of any interest in the Partnership may be made to any person or entity unless such person or entity is a "citizen of the United States" as that term is defined in Section 101(6) of the Federal Aviation Act of 1958, as amended (49 App. U.S.C. Section 1301(16)).

     (b) Any Partner may at any time transfer any or all of his or its interest to the following (each, a "Permitted Transfer") without the need for any further consents; provided that, the transferee or assignee of such interest shall be admitted as a Partner hereof only if Approved by the Partners (each a "Transferee Partner"), such approval to be made or withheld in the sole discretion of the Partners:

          (i)  To any Affiliate of any Partner;

          (ii) In the case of an individual Partner, to any descendant or the spouse of such Partner or to a trust for the benefit of any descendant or the spouse of such Partner;

          (iii) In the case of a non-individual Partner, to any individual constituent partner of such Partner, or to any descendant or the spouse of any such constituent partner, or to a trust for the benefit of any descendant or the spouse of any such constituent partner; or

          (iv)  To any other Partner.

     Section 5.02. Further Restrictions on Transfer. In the event of any transfer or transfers permitted under Sections 5.01, 6.04 or 8.01, the interest so transferred shall remain subject to all terms and provisions of this Agreement; the assignee or transferee shall be deemed, by accepting the interest so transferred, to have assumed all the obligations hereunder relating to the interests or rights so transferred (including, but not limited to, Section 7.04), and shall agree in writing to the foregoing. Such transferee or assignee shall be subject to the Additional Capital Contribution provisions of Article III and that the Percentage Interests, Indirect Shares, and Voting Interests of such transferee or assignee shall be subject to reallocation pursuant to Article IV in the event of an Adjusting Event. After the admission of an assignee or transferee as a Partner, such transferor Partner shall only be primarily and directly liable under the Agreement or otherwise for any obligations or liabilities accruing prior to the effective time of the admission of such transferee as a Partner, unless such transferor Partner is released in writing from such obligations or liabilities as Approved by the Partners.

     Section 5.03. Basis Adjustment. A transferor Partner may cause the Tax Matters Partner to elect on behalf of the Partnership pursuant to Section 754 of the Code and the Regulations thereunder to adjust the basis of the Partnership Assets as provided by Sections 743 or 734 of the Code and the Regulations thereunder.

     Section 5.04.  Admission of Additional Partners.

     (a) A new partner (each, a "New Partner") may be admitted to the Partnership (i) prior to the acquisition of the Securities, by the Managing General Partner, provided that such New Partner may be admitted on terms no more favorable than those given to American General Corporation, (ii) after the acquisition of the Securities, when Approved by the Partners, and (iii) pursuant to the provisions of Section 3.01(b) if such person is a Make-Up New Partner; provided however, that such New Partner shall (i) be admitted for fair value, as determined by the Managing General Partner in its reasonable discretion and in a manner consistent with the reallocation provisions of
Section 4.02(b), and (ii) execute an appropriate supplement to the Agreement pursuant to which he agrees to be bound by all the terms and provisions of this Agreement; provided further that a Partner admitted as a Transferee Partner shall not be treated as a New Partner hereunder except as provided under
Section 5.01(b) hereof.

     (b) Upon the receipt of the supplement described in Section 5.04(a), the Managing General Partner shall reflect the admission of the New Partner and the reallocation of Percentage Interests, Indirect Shares, and Voting Interests by preparing the appropriate supplement to this Agreement, dated as of the date of such admission, and filing it with the records of the Partnership. The admission of a New Partner shall not cause the dissolution of the Partnership. Upon the admission of a New Partner pursuant to Section 5.04(a), the Percentage Interests, Indirect Shares, and Voting Interests shall be reallocated, with the Partners receiving the Percentage Interests, Indirect Shares, and Voting Interests determined in accordance with Article IV.

     Section 5.05. Other Restricted Transfers. Notwithstanding any other provision herein to the contrary, unless prior written consent is given by the Managing General Partner, no transfer of any interest in the Partnership may be made to any person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender of the Partnership whose loan constitutes a nonrecourse liability of the Partnership.

                                 ARTICLE VI

                  WITHDRAWAL, DISSOLUTION, AND TERMINATION

     Section 6.01. Withdrawal. No Partner shall at any time retire or withdraw from the Partnership except as provided in Sections 6.04 and 8.01 hereof. Retirement or withdrawal by any Partner in contravention of this
Section 6.01 shall subject such Partner to liability for all damages caused any other Partner (other than a Partner who is, at the time of such withdrawal, in default under this Agreement) by such retirement or withdrawal and the consequential dissolution of the Partnership.

     Section 6.02. Dissolution of the Partnership. The Partnership shall be dissolved upon the occurrence of any of the following:

     (a)  The withdrawal, as defined in the Act, of a General Partner, unless:

          (i) the remaining General Partner, if any, elects in writing within ninety (90) days after such event to reconstitute the Partnership, to continue as the General Partner, to continue the Partnership and its business, and to serve as successor Managing General Partner, or

          (ii) if there is no remaining or Successor General Partner (as defined in Section 8.01), within ninety (90) days after such event, all of the Limited Partners agree to appoint in writing a successor General Partner, as of the date of the withdrawal of the General Partner, and agree to reconstitute the Partnership and to continue the Partnership and its business, and such successor General Partner agrees in writing to accept such election, or

          (iii) the withdrawal of the General Partner resulted from its removal by the Limited Partners as provided in Section 8.01 if there is a remaining General Partner, or if not, a Successor General Partner is appointed by the Limited Partners as provided in Section 8.01; with such remaining General Partner or Successor General Partner automatically being appointed the Managing General Partner; provided that, if 1992 Air withdraws as a General Partner for any reason other than an action taken by or omitted to be taken by Air Saipan, a partner of Air Inc., then Air II shall also withdraw as a General Partner as of the same date, and is hereby permitted to withdraw as a General Partner, and Air II shall become a Limited Partner;

     (b) The sale or other disposition, not including an exchange, of substantially all of the assets of the Partnership (except under circumstances where all or a portion of the purchase price is payable after the closing of the sale or other disposition);

     (c) September 25, 1999, unless extended by the consent of all Partners; provided that, in the event Limited Partners holding more than a majority of the Voting Interests so determine, such date shall be changed to September 25, 1997;

     (d) Subject to any obligations of the Partnership, when the Managing General Partner has reasonably determined that the Partnership will not be able to obtain the Initial Securities; provided that, the right to call for Expense Capital to pay for Uncompleted Acquisition Costs shall survive a dissolution hereunder subject to the expiration of such call right under Section 3.01(b); or

     (e)  The Incapacity of David Bonderman or James G. Coulter.

     In the event any Partner becomes a successor Managing General Partner, such Partner shall represent and warrant to each Partner and the Partnership that it has sufficient substance for Federal income tax purposes, and it shall present a tax opinion to such effect to the Limited Partners from tax counsel acceptable to the Limited Partners by a 2/3 Vote. In the event such Partner will not or cannot give such representation within ten (10) days after being appointed successor Managing General Partner, then the Partnership shall immediately dissolve. Except as provided in Section 6.02(d) above, nothing contained in this Section 6.02 is intended to grant to any Partner the right to dissolve the Partnership at will (by retirement, resignation, withdrawal, or otherwise) or to exonerate any Partner from liability to the Partnership and the remaining Partners if he or it dissolves the Partnership at will.

     Section 6.03. Continuation and Reconstitution of Partnership. If the Partnership is continued as provided in Section 6.02(a)(i), (ii), or (iii), then, as of the date of withdrawal, the General Partner with respect to which an event of withdrawal under Section 6.02 has occurred (or his or its estate or successor in interest) (the "Withdrawing General Partner") shall have none of the powers of a General Partner under the Agreement or applicable law and shall have only the rights and powers of an assignee of a Partner hereunder to share in any Partnership profits, losses, gains, and distributions in accordance with his or its Percentage Interest and shall have no other rights or powers of a Partner hereunder; provided however, that any Withdrawing General Partner shall be subject to the Additional Capital Contribution provisions of Article III, that the Percentage Interests, Indirect Shares, and Voting Interest of such Withdrawing General Partner shall be subject to reallocation under Article IV in the event of any Adjusting Event, and that any Withdrawing General Partner who was removed by the Limited Partners pursuant to Section 8.01 shall automatically become a Limited Partner as provided in
Section 8.01.

     Section 6.04.  Death, etc. of a Limited Partner; Divorce of a Partner.

     (a) The death, disability, withdrawal, termination (in the case of a Limited Partner that is a partnership or a trust), dissolution (in the case of a Limited Partner that is a corporation), retirement, or adjudication as a bankrupt of a Limited Partner (the "Withdrawing Limited Partner") shall not dissolve the Partnership, but, subject to the provisions of Section 6.04(b), the rights of such Limited Partner to share in the profits and losses of the Partnership and to receive distributions of Partnership funds shall, upon the happening of such an event, pass to the Limited Partner's estate, legal representative, or successors in interest, as the case may be, subject to the Agreement, and the Partnership shall continue as a limited partnership.

     (b) Upon the occurrence of an event described in Section 6.04(a), the Managing General Partner shall continue the Partnership business, with, at the Managing General Partner's election (i) the successors, assigns, heirs, devises, beneficiaries, estate, or other transferee of such Limited Partner (collectively, the "Distributees") as provided in Section 6.04(c) or (ii) the Partnership purchasing the interest of such Limited Partner from all of his or its Distributees as provided in Section 6.04(d).

     (c) If the Managing General Partner elects to proceed pursuant to Section 6.04(b)(i), the Distributees of such Limited Partner shall succeed to his or its interest in the Partnership, shall be admitted as Limited Partners, and shall be bound by the terms and provisions of the Agreement; provided however, if the interest of such Limited Partner passes, either at the time of an occurrence described in Section 6.04(a) or subsequent thereto, to more than one Distributee, then within sixty (60) days after the distribution to more than one Distributee, the Distributees shall appoint one person, firm, or corporation as the agent of and for such Distributees (the "Agent"). Such Agent shall be responsible for collecting, receiving, and making all payments and Additional Capital Contributions required under this Agreement, shall vote the entire interest of the Distributees if such vote is required by the Agreement, the Act, or applicable law, and shall perform all other obligations of such Distributees performable by reason of or arising from their interest in the Partnership as Limited Partners. All payments and/or disbursements due to the Distributees for or arising from their interest in the Partnership shall be deemed to have been validly made to such Distributees by paying the same to such Agent. In the event that the Distributees for any reason fail to designate such agent in writing in the manner and within the time prescribed and fail to cure such default after ten (10) days written notice from the Managing General Partner to correct such default, the Managing General Partner shall retain any funds or property otherwise distributable to such Distributees under this Agreement and shall appoint an Agent of and for the Distributees.
To the fullest extent allowed by applicable law, the defaulting Distributees will indemnify, defend, and hold harmless such Agent, the General Partners, and the Partners from and against any losses, expenses, judgments, fines, settlements, and damages incurred by any of them with respect to the provisions of this Section 6.04(c).

     (d) If the Managing General Partner elects to proceed pursuant to Section 6.04(b)(ii), then the Managing General Partner shall cause the Partnership to purchase the interest of such Limited Partner in the Partnership from his or its Distributees at a price equal to the fair market value of such interest, as determined in the reasonable discretion of the Managing General Partner; provided that, such valuation shall be made in accordance with and subject to the provisions of Section 1.08(kk) hereof.

     (e) If, upon the divorce of any individual Partner, the spouse of any such Partner receives an interest in the Partnership pursuant to the terms of any divorce property settlement agreement, divorce decree, or otherwise, then the Partnership shall have the right, but not the obligation, as determined by the Managing General Partner, to purchase the interest of such spouse in the Partnership at a price equal to the fair market value of such interest, as determined in the reasonable discretion of the Managing General Partner; provided that, such valuation shall be made in accordance with and subject to the provisions of Section 1.08(kk) hereof.

     Section 6.05.  Termination of Partnership.

     (a)  Upon dissolution of the Partnership unless continued pursuant to
Section 6.02, the Partnership shall be terminated as rapidly as business circumstances will permit. At the direction of the Managing General Partner, or a Partner Approved by the Partners if the dissolution of the Partnership is caused by the withdrawal (which does not include the dissolution of the Partnership by the Managing General Partner under Section 6.02(d) hereof) of the Managing General Partner (the Managing General Partner or the other Partner, as the case may be, being herein called the "Terminating Partner"), a full accounting of the assets and liabilities of the Partnership shall be taken and a statement of the Partnership Assets and a statement of each Partner's Capital Account shall be furnished to all Partners as soon as is reasonably practicable. The Terminating Partner shall take such action as is necessary so that the Partnership's business shall be terminated, its liabilities discharged, and its assets distributed as hereinafter described. Except as otherwise provided for herein, the Terminating Partner may sell all of the Partnership Assets or distribute the Partnership Assets in kind; provided however, that the Terminating Partner shall ascertain the Value of all Partnership Assets remaining unsold and each Partner's Capital Account shall be charged or credited, as the case may be, as if such Partnership Assets had been sold at such Value and the income, gains, losses, deductions, and credits realized thereby had been allocated to the Partners in accordance with Article IV hereof. In the event that the Terminating Partner distributes any assets on an in-kind basis to any Partners and such assets are subject to any Securities Agreements, such assets shall, to the extent applicable, remain subject to such Securities Agreements upon their distribution hereunder, and the Partner receiving such assets shall agree to abide by any applicable provisions of any Securities Agreements. A reasonable period of time shall be allowed for the orderly termination of the Partnership to minimize the normal losses of a liquidation process.

     (b) After the payment of all expenses of liquidation and of all debts and liabilities of the Partnership in such order or priority as provided by law (including any debts or liabilities to Partners, who shall be treated as secured or unsecured creditors, as may be the case, to the extent permitted by law, for sums loaned to the Partnership, if any, as distinguished from capital contributions) and after all resulting items of Partnership income, gain, credit, loss, or deduction are credited or debited to the capital accounts of the Partners in accordance with Articles III and IV hereof, all remaining Partnership Assets shall then be distributed among the Partners in accordance with the distribution provisions of Section 4.09(e) hereof. Upon termination, a Partner may not demand and receive cash in return for such Partner's capital contributions and no Partner shall have any obligation to restore any deficit that may then exist in that Partner's Capital Account. Prior to the liquidation and termination of the Partnership, each Partner may request that to the extent possible and permissible under the Securities Agreements, the Partnership distribute Securities to such Partner for its liquidating distributions under this Section 6.05(b) in lieu of cash or any other assets.

     Section 6.06. General Partners Not Personally Liable for Return of Capital Contributions. No General Partner nor any Affiliate of any General Partner shall be personally liable for the return of the Capital Contributions of any Partner, and such return shall be made solely from available Partnership Assets, if any, and each Limited Partner hereby waives any and all claims it may have against any General Partner or any such Affiliate in this regard.

     Section 6.07. Provisions Cumulative. All provisions of this Agreement relating to the dissolution, liquidation, and termination of the Partnership shall be cumulative to the extent not inconsistent with other provisions herein; that is, the exercise or use of one of the provisions hereof shall not preclude the exercise or use of any other provision of this Agreement to the extent not inconsistent therewith.

                                 ARTICLE VII

                        REPRESENTATIONS & WARRANTIES

     Section 7.01. Representations, Warranties, and Covenants of the General Partners. Each General Partner, for the benefit of the Partnership, each other General Partner, and the Limited Partners, hereby represents and warrants as follows:

     (a) Valid Existence. The General Partner has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to own property and conduct business as contemplated hereby.

     (b) Binding Obligations. The execution and delivery of this Agreement by the General Partner and the General Partner's performance hereof and the transactions contemplated hereby have been duly authorized by the requisite action on the part of General Partner and no other authorization or consent is required for the execution and performance hereof.

     (c) No Conflict. The execution and delivery and performance by the General Partner of this Agreement will not violate, be in conflict with, or constitute a default under the General Partner's Articles of Incorporation, By-Laws, partnership agreement, or any other corporate or partnership document or resolution, any agreement or commitment to which it is a party, or with respect to which any of its assets are bound, or violate any statute or law or any judgment, decree, order, regulation, or rule of any court or other governmental body.

     (d) Brokers. The General Partner indemnifies and holds harmless the Partnership and the Limited Partners and their Affiliates, agents, and assignees from any and all claims of any real estate broker, rental agent, finder, syndicator, or other intermediary retained by the General Partner or its Affiliates with respect to the acquisition of its Partnership interest.

     (e) Ownership. At least fifty-one percent (51%) of the General Partner is and shall continue to be owned directly or indirectly by David Bonderman and James G. Coulter.

     (f) Other Opportunities. Air Inc., which is a partner of 1992 Air, shall offer to each of the Limited Partners the opportunity to participate, on a pro rata basis, in any Related Investment Opportunities (as defined below) which may be made by Air Inc., Air II, David Bonderman, or James G. Coulter. For purposes of this Section 7.01(f), a Related Investment Opportunity shall mean
(i) any investment in any equity or debt securities, other than those acquired through the Partnership, of any type of New Continental or (ii) any other investment in any reorganization, restructuring, merger, acquisition, or other combination by and between New Continental and any other airline.

     (g) Throughout the term of the Partnership, David Bonderman and James G. Coulter will maintain a minimum net worth in Air Inc. equal to Five Hundred Thousand Dollars ($500,000) aside from any interest, receivable, or credit held by Air Inc. in or against 1992 Air or the Partnership. Such net worth may be in the form of cash, assets, subscription agreements, or demand notes, or any combination thereof.

     Section 7.02. Mutual Representations, Warranties, and Covenants of the Partners. As of the date hereof, each Partner hereby represents, warrants, and covenants to the Partnership and to the other Partners that:

     (a) Investment Intent. Such Partner is acquiring an interest in the Partnership for its own account, for investment, and not with the view to a sale of such interest in connection with any distribution of interests in the Partnership;

     (b) Sophistication. Such Partner, alone or with its professional advisors, has the educational, financial, and business background and knowledge so as to be capable of evaluating the merits and risks of an investment in the Partnership, and has the capacity to protect its own interests in making this investment;

     (c) Regulatory Approval. Such Partner understands that neither the Securities and Exchange Commission nor any state regulatory agency has passed upon or endorsed the merits of an investment in the Partnership;

     (d) Registration. Such Partner understands that its Partnership interest has not been and will not be registered pursuant to the Securities Act of 1933, as amended, or any applicable state securities laws, and is being issued pursuant to an exemption therefrom;

     (e) Transfer Restrictions. Such Partner understands that there are substantial restrictions on the transferability of the Partnership interests and the Partnership interests will not be, and such Partner has no right to require that they be, registered or qualified under the Securities Act of 1933, as amended, and/or any applicable state securities laws. Such Partner understands that there will be no public market for its Partnership interest; and

     (f) Advisors. Such Partner has been afforded the opportunity to seek and rely upon the advice of its own attorney, accountant, or other professional advisor in connection with an investment in the Partnership and the execution of this Agreement.

     Section 7.03. Representations, Warranties, and Covenants of the Limited Partners. Each Limited Partner, for the benefit of the Partnership, the General Partners, and each other Limited Partner hereby represents and warrants to the other Partners and each of them as follows:

     (a) Valid Existence. If the Limited Partner is an entity, the Limited Partner has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to own property and conduct business as contemplated hereby.

     (b) Binding Obligation. The execution and delivery of the Agreement by the Limited Partner and the Limited Partner's performance hereof and the transactions contemplated hereby have been duly authorized by the requisite action on the part of Limited Partner, and no other authorization or consent is required for the execution and performance hereof.

     (c) No Conflict. The execution and delivery and performance by the Limited Partner of this Agreement will not violate, be in conflict with, or constitute a default under the Limited Partner's Articles of Incorporation, By-Laws, partnership agreement, or any other corporate or partnership document or resolution, any agreement or commitment to which it is a party, or with respect to which any of its assets are bound, or violate any statute or law or any judgment, decree, order, regulation, or rule of any court or other governmental body.

     (d) Brokers. The Limited Partner indemnifies and holds harmless the Partnership and the General Partners and their Affiliates, agents, and assignees from any and all claims of any real estate broker, rental agent, finder, syndicator, or other intermediary retained by the Limited Partner or its Affiliates with respect to the acquisition of its Partnership interest or the events or transactions contemplated by the Partnership and this Agreement.

     (e) Financial Capacity. The Limited Partner has the financial capacity to make the Capital Contributions required of it hereunder, or an Affiliate of such Limited Partner has agreed to guarantee such Limited Partner's financial performance hereunder.

     (f) Citizenship. The Limited Partner is, and shall at all times be, a "citizen of the United States" as that term is defined in Section 101(6) of the Federal Aviation Act of 1958, as amended (49 App. U.S.C. Section 1301(16)).

     Section 7.04. Further Representations. Each of the Partners represents that either (a) the number of persons beneficially owning securities of such Partner for purposes of Section 3(c)(1) of the Investment Company Act is not greater than ten (10), or (b) after giving effect to such Partner's investment in the Partnership, the value of all securities owned by the Partner of all issuers that are or would (except for the exception set forth in Section 3(c)(1)(A) of the Investment Company Act) be excluded from the definition of investment company solely by virtue of Section 3(c) of such Act, does not exceed 10% of such Partner's total assets. Each of the Partners who has made the representation in (a) above hereby further covenants that any time there is any change in such number, such Partner shall immediately notify the Managing General Partner, provided however, that each Partner further covenants not to increase the number of Persons beneficially owning securities of such Partner for purposes of Section 3(c)(1) of the Investment Company Act in excess of ten (10) without the prior written consent of the Managing General Partner.

     Section 7.05. Survival of Representations and Warranties. The representations and warranties made pursuant to this Article VII shall survive the execution and delivery of this Agreement.

                                ARTICLE VIII

                                   GENERAL

     Section 8.01.  Removal and Replacement of General Partner.

     (a) In the event either General Partner breaches the representation made by it under Section 7.01(e) hereof relating to its ownership or its representation under 7.01(g) hereof relating to capitalization, then such General Partner may be removed upon the affirmative 2/3 Vote of the Limited Partners by sending such General Partner a written notice of such removal. In the event of the removal of a General Partner, if there is no other General Partner either a successor General Partner ("Successor General Partner") shall be selected as Approved by the Partners, or the Partnership shall immediately be dissolved. In the event a Successor General Partner is selected, then, by Approval of the Partners, the Limited Partners shall have the right to transfer a portion of their interests to such Successor General Partner and such interest shall be converted to that of a general partner. If it is necessary to appoint a Successor General Partner, the removal of the General Partner will not be effective until the Successor General Partner has been admitted to the Partnership as a General Partner, such admission to be by Approval of the Partners. After the admission of the Successor General Partner, the Successor General Partner shall have all the rights, powers, and obligations of a General Partner under this Agreement and all references in this Agreement to the "General Partner" shall include the Successor General Partner appointed in this
Section 8.01. Third parties shall be conclusively deemed entitled to rely upon the representation of 1992 Air that 1992 Air is the Managing General Partner of the Partnership unless such third parties have actual notice of its replacement.

     (b) Following the replacement of a General Partner, such Partner's interest shall automatically be converted into a Limited Partner's interest. In addition,

          (i) If either 1992 Air or Air II remains a General Partner after the removal, then subject to the Shifted Interest, the former General Partner shall receive a Limited Partner's Percentage Interest (the "Converted Interest") in each Securities Type in the Partnership, and corresponding Indirect Shares in each Securities Type equal to the Percentage Interests and Indirect Shares in each Securities Type the former General Partner had as a General Partner.

          (ii) In the event neither 1992 Air nor Air II remains a General Partner then, a valuation of the Partnership shall be made by an Investment Banker chosen by 1992 Air and Air II and Approved by the Partners. The Investment Banker shall determine the current net fair market value of the Partnership (the "Market Value"); provided that the value of all Securities shall be their Value determined in accordance with Section 1.08(kk) hereof (with the term "Managing General Partner" being replaced with "Investment Banker" in (D) thereof), with an adjustment in the Values for any appropriate market premium or discount. Thereafter, the Investment Banker shall determine what each Partner would receive (such Partner's "Reception Amount") if the Partnership sold all of its assets and made distributions to the Partners equal to the Market Value pursuant to
     Section 4.09(e). Immediately thereafter, each Partner will be reallocated a Percentage Interest in and Indirect Shares in each Securities Type equal to the ratio of such Partner's Reception Amount to the Market Value; provided that, if both 1992 Air and Air II are Partners, then as between 1992 Air and Air II, Air II shall receive a one-tenth of one percent (0.1%) Percentage Interest (and corresponding Indirect Shares) in each Securities Type, and 1992 Air shall receive the remaining Percentage Interest and Indirect Shares cumulatively allocated to 1992 Air and Air II.

     (c) The Managing General Partner shall have the authority to execute and file all documents necessary to signify such conversion. Each removed General Partner hereby appoints each other General Partner as his or its attorney-in-fact to execute and file all documents signifying such conversion including, without limitation, an amendment to the Certificate of Limited Partnership. Notwithstanding any other provision herein to the contrary, if required under any Securities Agreement, the removed General Partner shall continue to hold Securities for the benefit of the Partnership, even after its removal in accordance with this Section 8.01. The remedy provided in Section 8.01(a) shall be the sole and exclusive remedy of the Limited Partners in the event a General Partner breaches its representation under Section 7.01(e) or
(g).

     (d) This Section 8.01 may not be amended nor may any other provision relating to the removal of a General Partner be added hereto, unless approved pursuant to Section 2.01(b)(2) hereof.

     Section 8.02. Competing Business. Except as provided in Section 7.01(f) hereof, but otherwise notwithstanding anything to the contrary contained in or inferable from this Agreement, the Act, or any other statute or principle of law, neither the Partners nor any of their shareholders, directors, officers, employees, partners, agents, family members, or affiliates (each a "Partner Affiliate") shall be prohibited or restricted in any way from investing in or conducting, either directly or indirectly, and may invest in and/or conduct, either directly or indirectly, businesses of any nature whatsoever, including the ownership and operation of businesses or properties similar to or in the same geographical area as those held by the Partnership. Except as provided in Section 7.01(f) hereof, each of the Partners or their Affiliates may, without owing any obligation to any other Partner or the Partnership, purchase and otherwise deal in securities of any type of New Continental outside of the Partnership and each Partner or its Affiliates may participate in, commit funds to, or otherwise become involved with any other entity which may attempt to acquire control of New Continental, even if such entity is in direct competition with the Partnership and the Partnership's efforts to acquire the Securities. Any investment in or conduct of any such businesses by a Partner or any Partner Affiliate shall not give rise to any claim for an accounting by the other Partners or the Partnership or any right to claim any interest therein or the profits therefrom.

     Section 8.03.  Notice.

     (a) All notices, demands, or requests provided for or permitted to be given pursuant to this Agreement must be in writing.

     (b) All notices, demands, and requests to be sent to a Partner or any Distributee(s) (or their Agent) of the interest of a Partner pursuant to this Agreement shall be deemed to have been properly given or served if: (i) personally delivered, (ii) deposited prepaid for next day delivery by a nationally recognized overnight courier service, addressed to such Partner,
(iii) deposited in the United States mail, addressed to such Partner, prepaid and registered or certified with return receipt requested, or (iv) transmitted via telecopier or other similar device to the attention of such Partner.

     (c)  All notices, demands, and requests so given shall be deemed received:
(i) when personally delivered, (ii) twenty-four (24) hours after being deposited for next day delivery with an overnight courier, (iii) forty-eight
(48) hours after being deposited in the United States mail, or (iv) twelve (12) hours after being telecopied or otherwise transmitted and receipt has been confirmed.

     (d) The Partners and their respective Distributee(s)(or their Agent) shall have the right from time to time, and at any time during the term of this Agreement, to change their respective addresses and each shall have the right to specify as his or its address any other address within the United States of America by giving to the other parties at least thirty (30) days written notice thereof, in the manner prescribed in Section 8.03(b); provided however, that to be effective, any such notice must be actually received (as evidenced by a return receipt).

     (e) All distributions to any Partner shall be made at the address at which notices are sent unless otherwise specified in writing by any such Partner.

     Section 8.04. Amendments. Amendments and supplements may be made to or restatements made of this Agreement or the Certificate of Limited Partnership (or any exhibits or schedules attached to any of them), from time to time by the Managing General Partner, without the consent of any of the other Partners, to effect any Major Decisions Approved by the Partners or any amendments which amend the Agreement to admit Make-Up New Partners, to reflect the removal and replacement of a General Partner, to reflect adjustments to the Percentage Interests, Indirect Shares, and Voting Interests of the Partners following an Adjusting Event, to reflect other transfers, assignments, admissions, withdrawals, conversions, or removals authorized by the Agreement, or to effect any non-material amendments to the Agreement or the Certificate of Limited Partnership.

     Section 8.05. Powers of Attorney. Each Limited Partner hereby constitutes and appoints each Managing General Partner, with full power of substitution, as his or its true and lawful attorney-in-fact and empowers and authorizes such attorney, in the name, place, and stead of such Limited Partner, to make, execute, sign, swear to, acknowledge, and file in all necessary or appropriate places all documents (and all amendments or supplements to or restatements of such documents necessitated by valid amendments to or actions permitted under the Agreement) relating to the Partnership and its activities, including, without limitation: (a) the Agreement and any amendments thereto approved as provided in this Agreement,
(b) the Certificate of Limited Partnership and any amendments thereto, under the laws of the State of Texas or in any other state or jurisdiction in which such filing is deemed advisable by such Managing General Partner, (c) any applications, forms, certificates, reports, or other documents, or amendments thereto which may be requested or required by any federal, state, or local governmental agency, securities exchange, securities association, self-regulatory organization, or similar institution and which are deemed necessary or advisable by such Managing General Partner, (d) any other instrument which may be required to be filed or recorded in any state or county or by any governmental agency, or which such Managing General Partner deems advisable to file or record, including, without limitation, certificates of assumed name and documents to qualify foreign limited partnerships in other jurisdictions, (e) any documents which may be required to effect the continuation of the Partnership, the admission of New Partners, Make-Up New Partners, or Distributees, the withdrawal of any Partner, the purchase of the interest in the Partnership of any ex-spouse of a Partner, or the dissolution and termination of the Partnership, (f) making certain elections contained in the Code or state law governing taxation of limited partnerships, and (g) performing any and all other ministerial duties or functions necessary for the conduct of the business of the Partnership. Each Limited Partner hereby ratifies, confirms, and adopts as his or its own, all actions that may be taken by such attorney-in-fact pursuant to this Section 8.05. Each Limited Partner acknowledges that this Agreement permits amendments to be made and certain other actions to be taken or omitted to be taken by less than all of the Partners if approved by certain percentages of the Partners. By their execution hereof, each Limited Partner also grants each Managing General Partner a power of attorney to execute any and all documents necessary to reflect any action that is Approved by the Partners. This power of attorney is coupled with an interest and shall continue notwithstanding the subsequent incapacity or death of the Limited Partner. Each Limited Partner shall execute and deliver to the Managing General Partner an executed and appropriately notarized power of attorney in such form consistent with the provisions of this
Section 8.05 as the Managing General Partner may request.

     Section 8.06. Governing Laws and Venue. This Agreement is made in Fort Worth, Tarrant County, Texas, and the rights and obligations of the Partners hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas. All matters litigated by, among, or between any of the Partners that involve this Agreement, the relationship of the Partners, or any related documents or matters hereunder shall be brought only in Fort Worth, Tarrant County, Texas.

     Section 8.07. Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the party preparing the contract, is waived by the parties. Each party acknowledges that he or it was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or he or it had the opportunity to retain counsel to participate in the preparation of this Agreement but chose not to do so.

     Section 8.08. Entire Agreement. This Agreement, including all exhibits to this Agreement and, if any, exhibits to such exhibits, contains the entire agreement among the parties relative to the matters contained in this Agreement.

     Section 8.09. Waiver. No consent or waiver, express or implied, by any Partner to or for any breach or default by any other Partner in the performance by such other Partner of his or its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligations of such other Partner under this Agreement. Failure on the part of any Partner to complain of any act or failure to act of any of the other Partners or to declare any of the other Partners in default, regardless of how long such failure continues, shall not constitute a waiver by such Partner of his or its rights hereunder.

     Section 8.10. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and the intent of this Agreement shall be enforced to the greatest extent permitted by law.

     Section 8.11. Binding Agreement. Subject to the restrictions on transfers and encumbrances set forth in this Agreement, this Agreement shall inure to the benefit of and be binding upon the undersigned Partners and their respective legal representatives, successors, and assigns. Whenever, in this Agreement, a reference to any party or Partner is made, such reference shall be deemed to include a reference to the legal representatives, successors, and assigns of such party or Partner.

     Section 8.12. Tense and Gender. Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine, or neuter gender is used inappropriately in this Agreement, this Agreement shall be read as if the appropriate gender was used.

     Section 8.13. Captions. Captions are included solely for convenience of reference and if there is any conflict between captions and the text of this Agreement, the text shall control.

     Section 8.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple executed signature pages affixed thereto constitutes the original counterpart instrument. All of these counterpart pages shall be read as though one and they shall have the same force and effect as if all of the parties had executed a single signature page.

     Each of the undersigned has executed and delivered this Agreement in Fort Worth, Texas, to be effective as of the date set forth above.

                              GENERAL PARTNERS

                              1992 AIR GP, a Texas general partnership

                              By: 1992 Air, Inc., a Texas
                                  corporation, general partner

2800 First City Bank Tower
201 Main Street               By:  /s/ 1992 AIR, INC.
Fort Worth, Texas 76102       Title:


                              AIR II GENERAL, INC., a Texas
                              corporation
2800 First City Bank Tower
201 Main Street               By: /s/ AIR II GENERAL, INC.
Fort Worth, Texas 76102       Title:


                              WITHDRAWING NOMINEE LIMITED        PARTNER

2800 First City Bank Tower                                              201
Main Street              JAMES G. COULTER, As Nominee
Fort Worth, Texas  76102      Limited Partner


                                                                 SIGNATURES
SOLELY WITH RESPECT TO
                              THE SECTION 7.01(e), (f) and (g)
                              COVENANTS

                              /S/ DAVID BONDERMAN


                              /S/ JAMES G. COULTER

                              1992 AIR, INC., a Texas
                              corporation


                              By: /S/ 1992 AIR, INC.

                                                                 Title:

                              [LIMITED PARTNER SIGNATURES ARE
                              COLLATED AND SET FORTH BELOW]

                              LIMITED PARTNERS


                              /S/ DAVID BONDERMAN


                              BONDERMAN FAMILY LIMITED PARTNERSHIP


                              By: /S/ BONDERMAN FAMILY LIMITED PARTNERSHIP
                              Title:


                              /S/ LARRY L. HILLBLOM


                              DHL MANAGEMENT SERVICES, INC.


                              By: /S/ DHL MANAGEMENT SERVICES, INC.
                              Title:


                              LECTAIR PARTNERS


                              By: /S/ LECTAIR PARTNERS
                              Title:


                              SUN AMERICA, INC.


                              By: /S/ SUN AMERICA, INC.
                              Title:


                              /S/ ELI BROAD



                              AMERICAN GENERAL CORP.


                              By: /S/ AMERICAN GENERAL CORP.
                              Title:


                              /S/ DONALD STURM


                              CONAIR LIMITED PARTNERS, L.P.


                              By: /S/ CONAIR LIMITED PARTNERS, L.P.
                              Title:



                              BONDO AIR L.P.


                              By: /S/ BONDO AIR L.P.
                              Title:


                               FIRST AMENDMENT
                                   TO THE
                            AMENDED AND RESTATED
                        LIMITED PARTNERSHIP AGREEMENT
                                     OF
                             AIR PARTNERS, L.P.


     This First Amendment ("Amendment") to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P. is entered into effective as of the 25th day of July, 1995 (the "Amendment Effective Date") by and among 1992 Air GP, a Texas general partnership ("1992 Air") and Air II General, Inc., a Texas corporation ("Air II") as the general partners, and each person executing a counterpart Limited Partner Signature Page as the limited partners.

                                  RECITALS

     A. Air Partners, L.P. (the "Partnership") was formed pursuant to that certain Limited Partnership Agreement of the Partnership dated as of August 19, 1992 (the "Original Agreement"). The Original Agreement was amended and restated in its entirety by the parties hereto pursuant to that certain Amended and Restated Limited Partnership Agreement of the Partnership (the "Restated Agreement").

     B. The Partnership has the opportunity to purchase additional Securities (as defined in the Restated Agreement) in New Continental (as defined in the Restated Agreement) as more fully described herein.

     C. The parties hereto desire for the Partnership to purchase the additional Securities described in B above and to make provisions herein for the contribution of additional capital to the Partnership in order to fund the purchase of the additional Securities.

     Now therefore, for and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

     1. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Restated Agreement.

     2. The Partnership has been informed by New Continental that the maximum number of Class B shares in New Continental that will be made available to the Partnership and the prices of each share are set forth below:

               Shares         Price Per Share          Total Cost
First Tranche     113,179            $15.86           $1,795,019
Second Tranche     72,648             13.40              973,484
Total:            185,827                             $2,768,503

     3. The Partnership desires to purchase the Securities up to the maximum number described in Section 2 above. Without regard to the limitations set forth in Section 3.01(b) of the Restated Agreement, each of the undersigned has agreed to contribute, in cash or by wire transfer of immediately available funds, to the Partnership as Additional Capital Contributions, on the Amendment Effective Date, its pro rata share, by Initial Apportionments, of the amount set forth in Section 2 above and as detailed on Exhibit A attached hereto and made a part hereof. The Securities acquired hereunder shall be subject to all of the provisions of the Restated Agreement (as amended hereto). The amounts designated under the column "Investment Capital" on Exhibit A shall be treated as Investment Capital contributed on the date contributed for all purposes.
The Partners shall receive all rights in the Securities acquired hereunder as are provided for securities of the same Securities Type under the Restated Agreement. 1992 Air is hereby authorized to enter into any agreements with New Continental to reflect the foregoing. In the event less than the maximum number of Securities are purchased by the Partnership, the Partnership will promptly return to each Partner any excess funds such Partner has contributed.

     4. Notwithstanding anything to the contrary contained in the Restated Agreement, the Management Fee payable with respect to the Securities acquired hereunder shall accrue from the date hereof and be payable only from proceeds and income generated by the Partnership, and shall not be payable from any Capital Contributions of the Partners.

     5. Except as amended hereby, the Restated Agreement shall remain in full force and effect, and each person executing this Amendment hereby acknowledges the same.

     6. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. All of the counterpart pages shall be read as though one and shall have the same force and effect as if all of the parties had executed a single signature page.

     In witness whereof, each of the undersigned has executed this Amendment to be effective as of the Amendment Effective Date.


                                GENERAL PARTNERS

                                1992 AIR GP, a Texas general partnership

                                By: 1992 Air, Inc., a Texas
                                    corporation, general partner


                                By:  /s/ 1992 AIR, INC.
                                Title:


                                AIR II GENERAL, INC., a Texas
                                corporation

                                By: /s/ AIR II GENERAL, INC.
                                Title:


                                [LIMITED PARTNER SIGNATURES ARE
                                COLLATED AND SET FORTH BELOW]

                                LIMITED PARTNERS


                                /S/ DAVID BONDERMAN


                                BONDERMAN FAMILY LIMITED PARTNERSHIP


                                By: /S/ BONDERMAN FAMILY LIMITED PARTNERSHIP
                                Title:


                                /S/ LARRY L. HILLBLOM


                                DHL MANAGEMENT SERVICES, INC.


                                By: /S/ DHL MANAGEMENT SERVICES, INC.
                                Title:


                                LECTAIR PARTNERS


                                By: /S/ LECTAIR PARTNERS
                                Title:


                                SUN AMERICA, INC.


                                By: /S/ SUN AMERICA, INC.
                                Title:


                                /S/ ELI BROAD



                                AMERICAN GENERAL CORP.


                                By: /S/ AMERICAN GENERAL CORP.
                                Title:


                                /S/ DONALD STURM


                                CONAIR LIMITED PARTNERS, L.P.


                                By: /S/ CONAIR LIMITED PARTNERS, L.P.
                                Title:



                                BONDO AIR L.P.


                                By: /S/ BONDO AIR L.P.
                                Title: